EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
ANNOUNCES RECORD FOURTH QUARTER
REVENUE AND EARNINGS WITH EPS UP 16.7%

          Rockford, Michigan, January 31, 2007 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings per share for its fourth quarter and 2006 fiscal year, marking its sixth consecutive year of record results.

          "The Company had an exceptional year in 2006 as illustrated by our strong financial performance," stated Timothy J. O'Donovan, the Company's Chairman and CEO. The Company achieved record revenue totaling $1.142 billion for 2006, a 7.6 percent increase over 2005 revenue of $1.061 billion. For the fourth quarter of 2006, the Company reported revenue of $341.7 million, a 6.5 percent increase over fourth quarter 2005 revenue of $321.0 million.

          Fourth quarter 2006 earnings per share increased to $0.42, a 16.7 percent increase over fourth quarter 2005 earnings per share of $0.36. Fiscal 2006 earnings per share grew to a record $1.47, which reflected a 15.7 percent increase over the $1.27 reported in 2005 and exceeded the Company's earnings per share estimate. Included in the fourth quarter and full year 2006 results is a one-time $0.02 per share income tax benefit, resulting from the closure of prior year tax audits.

          According to Blake W. Krueger, President and COO of the Company, "Our business model continues to meet our long-term objectives of generating annual mid to upper-single digit revenue increases while driving earnings per share increases at a double-digit pace. For 2006, all of our four major branded operating groups contributed to the profit increase and three of our four branded groups contributed to the revenue increase. The Outdoor Group set the pace, led by Merrell Footwear which posted strong double-digit revenue and earnings improvements. Our strategy of leveraging a highly-recognized global portfolio of brands delivered consistent growth and a record financial performance for a sixth straight year which resulted in a double-digit earnings per share increase for the fourth consecutive year."

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4Q/YE 2006	page 2

          "In the fourth quarter, gross margin increased 140 basis points in comparison to the same quarter of last year, resulting in a 50 basis point improvement for the full year," reported the Company's CFO, Stephen L. Gulis Jr. "The strong gross margin expansion was offset by increased selling and administrative expenses related to investments in Merrell Apparel and Patagonia Footwear. Operating margin for the full year 2006 exceeded our plan and improved to 10.8 percent."

          "Accounts receivable decreased 2.9 percent on a 6.5 percent revenue gain in the fourth quarter. Inventory increased 14.2 percent with the vast majority of the increase occurring in the Outdoor Group to support the growth of the global Merrell Footwear business and the initial launch of Patagonia Footwear. Our strong operating results generated $108 million of cash from operating activities and our year-end return on assets and return on equity reached record levels."

          Mr. O'Donovan continued, "Our investments in Patagonia Footwear and Merrell Apparel are on plan as we began delivering Patagonia Footwear for the spring season and Merrell Apparel will launch in the third quarter of 2007. Our 2006 year-end backlog is up more than 10 percent over the prior year-end level, and we are confirming our 2007 estimates with a revenue range of $1.200 to $1.230 billion and an earnings per share range of $1.56 to $1.62."

          "We are delivering on our vision 'To Excite Consumers Around The World With Innovative Footwear And Apparel That Bring Style To Purpose.' As our brands continue to be enthusiastically embraced by consumers around the globe, we remain steadfast in our dedication to offering a unique point-of-view to the marketplace with fresh thinking and innovative new products."

          The Company will host a conference call at 8:30 a.m. EST today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "For Our Investors" in the navigation bar, click on "Conference Call" from the top navigation bar of the "For Our Investors" page, and then click on "Webcast." To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through February 13, 2007.

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4Q/YE 2006	page 3

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company's products are carried by leading retailers in the U.S. and globally in over 170 countries. For additional information, please visit our website, www.wolverineworldwide.com.

          This press release contains forward-looking statements, including those relating to 2007 sales and earnings, new business initiatives, corporate growth and expansion into apparel. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including anti-dumping measures in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives in apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; the conclusion of the year-end audit by the independent auditors and any potential adjustments; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except per share data)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Revenue	$341,739	$321,002	$1,141,887	$1,060,999
Cost of products sold	214,022	205,324	700,349	655,800
Gross margin	127,717	115,678	441,538	405,199

Selling and administrative expenses	95,180	83,404	318,243	291,891
Operating margin	32,537	32,274	123,295	113,308

Interest (income) expense, net	(217)	619	(203)	1,911
Other expense (income)	287	322	1,206	150
	70	941	1,003	2,061
Earnings before income taxes	32,467	31,333	122,292	111,247

Income taxes	8,823	10,889	38,645	36,780

Net earnings	$23,644	$20,444	$83,647	$74,467

Diluted earnings per share	$.42	$.36	$1.47	$1.27

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	December 30, 2006	December 31, 2005
ASSETS:
Cash & cash equivalents	$124,663	$85,258
Receivables	152,608	157,119
Inventories	184,259	161,347
Other current assets	23,783	17,024
Total current assets	485,313	420,748
Plant & equipment, net	87,952	93,202
Other assets	97,827	112,630
Total Assets	$671,092	$626,580
LIABILITIES & EQUITY:
Current maturities on long-term debt	$10,730	$10,972
Accounts payable and other accrued liabilities	110,185	93,065
Total current liabilities	120,915	104,037
Long-term debt	10,741	21,439
Other non-current liabilities	34,877	38,783
Stockholders' equity	504,559	462,321
Total Liabilities & Equity	$671,092	$626,580